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                                                                   EXHIBIT 99(g)

                         INVESTMENT ADVISORY AGREEMENT


          AGREEMENT, made as of the 11th day of June, 1997, by and between MUNIHOLDINGS FLORIDA INSURED FUND, a Massachusetts business trust (the "Fund"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Investment Adviser").

                         W  I  T  N  E  S  S  E  T  H:
                         ----------------------------

          WHEREAS, the Fund is engaged in business as a closed-end, non-diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

          WHEREAS, the Investment Adviser is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

          WHEREAS, the Fund desires to retain the Investment Adviser to provide management and investment advisory services to the Fund in the manner and on the terms hereinafter set forth; and

          WHEREAS, the Investment Adviser is willing to provide management and investment advisory services to the Fund on the terms and conditions hereinafter set forth;
          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:
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                                   ARTICLE I
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                        Duties of the Investment Adviser
                        --------------------------------

          The Fund hereby employs the Investment Adviser to act as investment adviser of the Fund and to furnish, or arrange for its affiliates to furnish, the investment advisory services described below, subject to the policies of, review by and overall control of the Board of Trustees of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser and its affiliates for all purposes herein shall be deemed to be independent contractors and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

          (a)  Administrative Services.  The Investment Adviser shall perform,
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or arrange for its affiliates to perform, the management and administrative services necessary for the operation of the Fund, including administering shareholder accounts and handling shareholder relations pursuant to an Administration Agreement of even date herewith.

          (b)  Investment Advisory Services.  The Investment Adviser shall
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provide, or arrange for its affiliates to provide, the Fund with such investment research, advice and supervision as the

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latter from time to time may consider necessary for the proper supervision of the assets of the Fund, shall furnish continuously an investment program for the Fund and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities in which the Fund invests, options, futures, options on futures or cash, subject always to the restrictions of the Declaration of Trust and the By-Laws of the Fund, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Fund's investment objective, investment policies and investment restrictions as the same are set forth in filings made by the Fund under the Federal securities laws. The Investment Adviser shall make decisions for the Fund as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's portfolio securities shall be exercised. Should the Board of Trustees at any time, however, make any definite determination as to investment policy and notify the Investment Adviser thereof in writing, the Investment Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Investment Adviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or

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dealers selected by it, and to that end, the Investment Adviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Fund, the Investment Adviser is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Trustees and set forth in filings made by the Fund under the Federal securities laws. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Investment Adviser may select brokers or dealers with which it or the Fund is affiliated.

          (c) Notice Upon Change in Partners of the Investment Adviser.  The
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Investment Adviser is a limited partnership and its limited partner is Merrill
Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Investment Adviser will notify the Fund of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II
                                   ----------
                       Allocation of Charges and Expenses
                       ----------------------------------

          (a)  The Investment Adviser.  The Investment Adviser shall provide the
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staff and personnel necessary to perform its

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obligations under this Agreement, shall assume and pay or cause to be paid all expenses incurred in connection with the maintenance of such staff and personnel, and, at its own expense, shall provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I hereof, and shall pay all compensation of officers of the Fund and all Trustees of the Fund who are affiliated persons of the Investment Adviser.

          (b)  The Fund.  The Fund assumes, and shall pay or cause to be paid,
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all other expenses of the Fund including, without limitation:  taxes, expenses for legal and auditing services, costs of printing proxies, share certificates, shareholder reports and prospectuses, charges of the custodian, any sub-custodian and transfer agent, charges of any auction agent and broker dealers in connection with preferred shares of the Fund, expenses of portfolio transactions, Securities and Exchange Commission fees, expenses of registering the common shares and preferred shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and other expenses properly payable by the Fund. It also is understood that the Fund will reimburse the Investment Adviser for its costs incurred in providing accounting services to the Fund.

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                                 ARTICLE III
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                     Compensation of the Investment Adviser
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          (a)  Investment Advisory Fee.  For the services rendered, the
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facilities furnished and the expenses assumed by the Investment Adviser, the
Fund shall pay to the Investment Adviser at the end of each calendar month a fee based upon the average weekly value of the net assets of the Fund at the annual rate of 0.55 of 1.0% (0.55%) of the average weekly net assets of the Fund (i.e., the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities of the Fund and accumulated dividends on outstanding preferred shares), commencing on the day following effectiveness hereof. For purposes of this calculation, average weekly net assets are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. It is understood that the liquidation preference of any outstanding preferred shares (other than accumulated dividends) is not considered a liability in determining the Fund's average weekly net assets. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to

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the provisions of subsection (b) hereof, payment of the Investment Adviser's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by subsection (b) hereof. During any period when the determination of net asset value is suspended by the Board of Trustees, the average net asset value of a share for the last week prior to such suspension for this purpose shall be deemed to be the net asset value at the close of each succeeding week until it is again determined.

          (b)  Expense Limitations.  In the event the operating expenses of the
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Fund, including amounts payable to the Investment Adviser pursuant to subsection
(a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Adviser shall reduce its investment advisory fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall
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be excluded from such expenses the amount of any interest, taxes, distribution fees, brokerage fees and commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of

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the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.

                                   ARTICLE IV
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               Limitation of Liability of the Investment Adviser
               -------------------------------------------------

          The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this
Article IV, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and directors, officers and employees of the Investment Adviser and of such affiliates.

                                 ARTICLE V
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                      Activities of the Investment Adviser
                      ------------------------------------

          The services of the Investment Adviser to the Fund are not to be deemed to be exclusive; the Investment Adviser and any person controlled by or under common control with the Investment

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Adviser (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that trustees, officers, employees and shareholders of the Fund are or may become interested in the Investment Adviser and its affiliates, as directors, officers, employees, partners and shareholders or otherwise, and that directors, officers, employees, partners and shareholders of the Investment Adviser and of its affiliates are or may become similarly interested in the Fund, and that the Investment Adviser and directors, officers, employees, partners and shareholders of its affiliates may become interested in the Fund as shareholders or otherwise.

                                   ARTICLE VI
                                   ----------
                   Duration and Termination of this Agreement
                   ------------------------------------------

          This Agreement shall become effective as of the date first above written and shall remain in force until ___________, 1999 and thereafter, but only so long as such continuance specifically is approved at least annually by
(i) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, or by

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the Investment Adviser, on sixty (60) days' written notice to the other party.
This Agreement shall terminate automatically in the event of its assignment.

                                  ARTICLE VII
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                          Amendment of this Agreement
                          ---------------------------

          This Agreement may be amended by the parties only if such amendment specifically is approved by the vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                  ARTICLE VIII
                                  ------------
                          Definitions of Certain Terms
                          ----------------------------

          The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

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                                 ARTICLE IX
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                                 Governing Law
                                 -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                   ARTICLE X
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                               Personal Liability
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          The Declaration of Trust establishing MuniHoldings Florida Insured
Fund, dated September 8, 1997, a copy of which, together with all amendments thereto ("Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Muniholdings Florida Insured Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals personally; and no Trustee, shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Fund, but the "Trust Property" only shall be liable.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                 MUNIHOLDINGS FLORIDA INSURED FUND


                              By: ______________________________
                                       Authorized Signatory


ATTEST:

____________________
Secretary


                              FUND ASSET MANAGEMENT, L.P.


                              By: ______________________________
                                       Authorized Signatory


ATTEST:

_____________________
Secretary

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